UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2011

Republic Airways Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-49697	06-1449146
(Commission File Number)	(IRS Employer Identification No.)

8909 Purdue Road
Suite 300
Indianapolis, IN 46268
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 484-6000

None.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Republic Airways Holdings Inc. (the “Company”) hereby amends its Current Report on Form 8-K filed on June 6, 2011 in this Current Report on Form 8-K/A to disclose the determination of the Company’s Board of Directors with respect to the frequency of future stockholder non-binding advisory votes on the compensation of the Company’s named executive officers.  No other changes have been made to the Current Report on Form 8-K filed on June 6, 2011.

Item 5.07                      Submission of Matters to a Vote of Security Holders.

The Company’s Board of Directors has considered the stockholder vote regarding the frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers and, at a meeting of the Board of Directors on September 13, 2011, adopted the stockholders’ recommendation of an annual advisory vote on the compensation of the Company’s named executive officers until the next stockholder vote on this matter, which will occur no later than the Company’s annual meeting of stockholders in 2017, or until the Board of Directors otherwise determines that a different frequency for such advisory vote would be in the best interests of the Company’s stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC AIRWAYS HOLDINGS INC.

By:	/s/ Timothy P. Dooley
Name: Timothy P. Dooley
Title: Senior Vice President, Chief
Financial Officer, Treasurer and Secretary

Dated: September 19, 2011